FOR RELEASE: CONTACT:	New Hartford, NY, August 6, 2015 Christopher R. Byrnes (315) 738-0600 ext. 6226 cbyrnes@partech.com, www.partech.com

PAR TECHNOLOGY CORPORATION ANNOUNCES

2015 SECOND QUARTER RESULTS

•	Revenues Grow 10.3% in the Quarter – 7.9% in the First Six Months of 2015

New Hartford, NY- August 6, 2015 -- PAR Technology Corporation (NYSE: PAR) today announced results for the second quarter ended June 30, 2015.

Summary of Fiscal 2015 Second Quarter and Year-to-Date Financial Results

•	Revenue increased 10.3% to $63.3 million in the second quarter of fiscal 2015, compared to $57.4 million in the same period in 2014.
•	Non-GAAP net income in the second quarter of fiscal 2015 was $0.6 million, or $0.04 per diluted share, compared to a non-GAAP net loss of $0.3 million, or $0.02 loss per share, in the same period in 2014.
•	GAAP net income in the second quarter of fiscal 2015 was $0.1 million, or $0.01 per diluted share, compared to a GAAP net loss of $0.5 million, or $0.03 loss per share, in the same period in 2014.

•	Revenue increased 7.9% to $122.9 million in the first six months of fiscal 2015, compared to $113.9 million in the same period in 2014.
•	Non-GAAP net income in the first six months of fiscal 2015 was $0.6 million, or $0.04 per diluted share, compared to a non-GAAP net loss of $1.0 million or $0.06 loss per share, in the same period in 2014.
•	GAAP net loss in the first six months of fiscal 2015 was $0.3 million or $0.02 loss per share, compared to a GAAP net loss of $1.5 million, or $0.10 loss per share, in the same period in 2014.

Commenting on the second quarter results, Ronald J. Casciano, Chief Executive Officer & President, stated, “We are pleased with the quarterly performance and the progress being made in both of our business segments as they delivered revenue and income growth in the quarter.  We are seeing strong interest in our new hospitality technology products, specifically our Brink POS™ software, and are encouraged by the recent new customer wins in this segment. Our Government segment also had a strong second quarter and delivered double digit revenue growth and improved profits for the quarter when compared to the same period in 2015.  Going forward we fully expect to build upon our recent progress by focusing on alignment, innovation and execution to compete and succeed in the markets we serve.”

The Company previously stated its intention to make strategic and operational improvements involving its hospitality segment, primarily in its international operations to focus on global delivery of its software solutions.  This restructuring realigns sales and support functions with US-based operations, increases efficiencies and reduces operating costs.  In connection with this restructuring, the Company’s GAAP results include a one-time pre-tax charge in the second quarter of $416,000.

A reconciliation and description of non-GAAP financial measures to their comparable GAAP financial measures are included in the tables following this news release.

Certain Company information in this release or statements made by its spokespersons from time to time may contain forward-looking statements.  Any statements in this document that do and not describe historical facts are forward-looking statements.  Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Investors are cautioned that all forward-looking statements involve risks and uncertainties, including without limitation, delays in new product introduction, risks in technology development and commercialization, risks in product development and market acceptance of and demand for the Company’s products, risks of downturns in economic conditions generally, and in the quick service sector of the restaurant market specifically, risks of intellectual property rights associated with competition and competitive pricing pressures, risks associated with foreign sales and high customer concentration, and other risks detailed in the Company’s filings with the Securities and Exchange Commission.

About PAR Technology Corporation

PAR Technology Corporation's stock is traded on the New York Stock Exchange under the symbol PAR.  PAR’s Hospitality segment has been a leading provider of restaurant and retail technology for more than 30 years.  PAR offers technology solutions for the full spectrum of restaurant operations, from large chain and independent table service restaurants to international quick service chains.  PAR’s Hospitality business also provides hotel management systems with a complete suite of powerful tools for guest management, recreation management, and timeshare/condo management.  In addition, PAR offers the spa industry a leading management application specifically designed to support the unique needs of the resort spa and day spa markets, a rapidly growing hospitality segment.  Products from PAR also can be found in retailers, cinemas, cruise lines, stadiums and food service companies. PAR’s Government Business is a leader in providing computer-based system design, engineering and technical services to the Department of Defense and various federal agencies. Visit www.partech.com for more information.

There will be a conference call at 4:45 p.m. (Eastern) on August 6, 2015, during which the Company’s management will discuss the financial results for the second quarter of 2015.  To participate in the call, please call 866-868-9502, approximately 10 minutes in advance.  No passcode is required to participate in the live call or to listen to the replay version.  Individual & Institutional Investors will have the opportunity to listen to the conference call/event over the internet by visiting PAR’s website at www.partech.com.  Alternatively, listeners may access an archived version of the presentation call through August 13, 2015 by dialing 855-859-2056.

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PAR TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)
(Unaudited)

Assets	June 30, 2015	December 31, 2014
Current assets:
Cash and cash equivalents	$5,136	$10,167
Accounts receivable-net	34,467	31,445
Inventories-net	24,936	25,922
Deferred income taxes	5,583	4,512
Other current assets	4,352	4,597
Total current assets	74,474	76,643
Property, plant and equipment - net	6,353	6,135
Deferred income taxes	10,948	11,357
Goodwill	17,167	17,167
Intangible assets - net	22,863	22,952
Other assets	3,676	3,043
Total Assets	$135,481	$137,297
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$3,176	$3,173
Borrowings under line of credit	3,276	5,000
Accounts payable	15,422	19,676
Accrued salaries and benefits	6,376	6,429
Accrued expenses	6,150	6,578
Customer deposits	4,078	2,345
Deferred service revenue	16,175	12,695
Income taxes payable	373	475
Total current liabilities	55,026	56,371
Long-term debt	2,528	2,566
Other long-term liabilities	8,765	8,847
Total liabilities	66,319	67,784
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, $.02 par value, 1,000,000 shares authorized	-	-
Common stock, $.02 par value, 29,000,000 shares authorized; 17,250,209 and 17,274,708 shares issued; 15,542,100 and 15,566,599 outstanding	345	346
Capital in excess of par value	45,066	44,854
Retained earnings	31,181	31,465
Accumulated other comprehensive loss	(1,594)	(1,316)
Treasury stock, at cost, 1,708,109 shares	(5,836)	(5,836)
Total shareholders’ equity	69,162	69,513
Total Liabilities and Shareholders’ Equity	$135,481	$137,297

PAR TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
 (in thousands, except per share amounts)
(Unaudited)

	For the three months ended June 30,	For the three months ended June 30,	For the six months ended June 30,	For the six months ended June 30,
	2015	2014	2015	2014
Net revenues:
Product	$25,802	$22,953	$47,488	$41,545
Service	15,929	14,920	30,031	29,170
Contract	21,561	19,529	45,397	43,228
	63,292	57,402	122,916	113,943
Costs of sales:
Product	18,172	15,815	33,013	28,718
Service	10,404	10,831	19,724	20,384
Contract	20,189	18,495	42,663	40,567
	48,765	45,141	95,400	89,669
Gross margin	14,527	12,261	27,516	24,274
Operating expenses:
Selling, general and administrative	9,253	9,513	18,317	18,776
Research and development	4,420	3,761	8,765	7,625
Acquisition amortization	249	-	498	-
	13,922	13,274	27,580	26,401
Operating income (loss):	605	(1,013)	(64)	(2,127)
Other (expense) income, net	(10)	406	(239)	328
Interest expense	(85)	(25)	(171)	(42)
Income (loss) before (provision for) benefit from income taxes	510	(632)	(474)	(1,841)
(Provision for) benefit from income taxes	(409)	113	190	333
Net income (loss)	$101	$(519)	$(284)	$(1,508)

Earnings (loss) per Share:
Basic	$0.01	$(0.03)	$(0.02)	$(0.10)
Diluted	$0.01	$(0.03)	$(0.02)	$(0.10)

Weighted average shares outstanding
Basic	15,584	15,612	15,541	15,473
Diluted	15,671	15,612	15,541	15,473

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the three months ended June 30, 2015			For the three months ended June 30, 2014
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$63,292	-	63,292	$57,402	-	57,402
Costs of sales	48,765	85	48,680	45,141	-	45,141
Gross Margin	14,527	85	14,612	12,261	-	12,261

Operating Expenses
Selling, general and administrative	9,253	346	8,907	9,513	278	9,235
Research and development	4,420	13	4,407	3,761	-	3,761
Acquisition amortization	249	249	-	-		-
Total operating expenses	13,922	608	13,314	13,274	278	12,996
Operating income (loss)	605	693	1,298	(1,013)	278	(735)
Other (expense) income, net	(10)	-	(10)	406	-	406
Interest expense	(85)	25	(60)	(25)	-	(25)
Income (loss) before (provision for) benefit from income taxes	510	718	1,228	(632)	278	(354)
(Provision for) benefit from income taxes	(409)	(266)	(675)	113	(95)	18
Net income (loss)	$101	$452	$553	$(519)	$183	$(336)
Earnings (loss) per diluted share	$0.01		$0.04	$(0.03)		$(0.02)

The Company reports its financial results in accordance with GAAP, which refers financial information presented in accordance with generally accepted accounting principles in the United States.  However, non-GAAP adjusted financial measures, as defined in the reconciliation table above, are provided herein because management uses such measures in evaluating the results of the operations of the Company and believes this information provides investors better insight into underlying business trends and performance.  Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

During the second quarter of 2015, the Company recorded severance and other related charges of $416,000, of which $85,000 is included in cost of sales, $13,000 is included in research and development and $318,000 is included in selling, general and administrative.  Also included within selling, general and administrative is equity based compensation charges of $28,000.  Lastly, related to the acquisition of Brink, the Company recognized amortization of acquired intangible assets of $249,000 and accreted interest of $25,000.  During the second quarter of 2014, the Company recorded a charge of $278,000 for equity based compensation expense.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and/or are quantitatively and qualitatively different from the Company’s core operations during any particular period.

PAR TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL RESULTS
(in thousands, except per share data)
(Unaudited)

	For the six months ended June 30, 2015			For the six months ended June 30, 2014
	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)	Reported basis (GAAP)	Adjustments	Comparable basis (Non-GAAP)

Net revenues	$122,916	-	$122,916	$113,943	-	$113,943
Costs of sales	95,400	151	95,249	89,669	-	89,669
Gross Margin	27,516	151	27,667	24,274	-	24,274

Operating Expenses
Selling, general and administrative	18,317	706	17,611	18,776	802	17,974
Research and development	8,765	13	8,752	7,625		7,625
Acquisition amortization	498	498	-	-		-
Total operating expenses	27,580	1,217	26,363	26,401	802	25,599
Operating income (loss)	(64)	1,368	1,304	(2,127)	802	(1,325)
Other (expense) income, net	(239)	-	(239)	328	-	328
Interest expense	(171)	51	(120)	(42)	-	(42)
Income (loss) before (provision for) benefit from income taxes	(474)	1,419	945	(1,841)	802	(1,039)
(Provision for) benefit from income taxes	190	(525)	(335)	333	(273)	60
Net income (loss)	$(284)	$894	$610	$(1,508)	$529	$(979)
Earnings (loss) per diluted share	$(0.02)		$0.04	$(0.10)		$(0.06)

During the six months ended June 30, 2015, the Company recorded severance and other related charges of $597,000, of which $151,000 is included in cost of sales, $13,000 is included in research and development and $433,000 is included in selling, general and administrative.  Also included within selling, general and administrative is equity based compensation charges of $273,000.  Lastly, related to the acquisition of Brink, the Company recognized amortization of acquired intangible assets of $498,000 and accreted interest of $51,000.  During the six months ended June 30, 2014, the Company recorded a charge of $802,000 for equity based compensation expense.  The aforementioned charges, along with an associated adjustment to the Company’s provision for income taxes have been excluded in the Company’s non-GAAP measures because they are considered non-recurring in nature and/or are quantitatively and qualitatively different from the Company’s core operations during any particular period.